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Exhibit 10.18

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

        Effective as of January 1, 2008, the following are the annual base salaries of the Chief Executive Officer and the four other most highly compensated executive officers of Schweitzer-Mauduit International, Inc. No named executive officer has an employment contract with the company. The named executive officers participate in various compensation plans and other arrangements as described in the company's 2008 Proxy Statement.

	Chairman, CEO	Chief Financial Officer, Treasurer	President— Americas	Chief Operating Officer	President, European Operations
2008 Base Salary	US$670,000	US$325,000	US$348,400	E312,000	E278,000

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  Exhibit 10.18
SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION